Ex 99.2

The following is a transcript of a live discussion regarding opportunities in prediction markets that FiscalNote Holdings, Inc. hosted on February 18, 2026.

Josh Resnik: Well, welcome everybody, and thank you for joining us for today's discussion about fiscal notes entry into political prediction markets. We announced fiscal notes expansion into this large, fast-growing market last week, and we want to host today's call to provide some more context into what we're doing.

Josh Resnik: how we think about the market, how we're partnering with 365 Prediction as a way to accelerate, and overall the nature of the overall landscape that we're looking at.

Josh Resnik: So, I want to start by introducing our panelists today. So, Dr. Laila Metas, let's start with you, and why don't you tell us a little bit about your background and 365 Prediction?

Dr. Laila Mintas: Yeah, thanks, Josh, thanks for having me. So, I'm the founder and CEO of 365 Predictions, and I'm also a strategic advisor to FiscalNote.

Dr. Laila Mintas: I'm a lawyer by trade, started my career with White & Case, one of the top law firms worldwide, and after that, I worked for 20-plus years in the sports and iGaming industry. I had my first exit in 2018 with a big sports data company, and across my career, I built several companies in a short time to multi-billion dollar valuation.

Dr. Laila Mintas: And I'm very excited to be on the panel today.

Josh Resnik: Great, wonderful, Laila , thanks for joining us. Randall Boe, how about you tell us about your background, too?

Randall Boe: Sure, so I'm Randall Foe, I'm Senior Counsel at Aiken Gump.

Randall Boe: I'm based in New York, and I've worked in the sports business for quite a while, too. I began life as a litigator and trial lawyer in Washington, D.C. I had a chance to go to America online in 1996, and was the general counsel there.

Randall Boe: And then served as the General Counsel at Monumental Sports and Entertainment, which owned the Washington Wizards.

Randall Boe: the Capitals, the Mystics, and the arena. And I'm now at Aiken Gumpf, handling sports transactions, representing teams and leagues, and doing a lot of work around prediction markets.

Josh Resnik: Great, thanks. And, Can Babalolu, obviously you and I work together every day, but why don't you tell the audience about your background, and what you do here, and how you came to FiscalNote?

Can Babaoglu: Yes, hi, I'm Can, I'm the Chief Product Officer at FiscalNote, and I've been involved with building products for the past

Can Babaoglu: two decades. As a startup founder, I've had some minor exits myself, and as an executive, I was the head of product for CaseText. We built the first vertical

Can Babaoglu: AI product for the legal sector, and in 2023, we were acquired by Thomson Reuters for

Can Babaoglu: a much bigger sum than my exits as a founder myself. And then I joined I stayed at Thomson Reuters for a while, and joined Fiscal Note to help, Fiscal Note with its

Can Babaoglu: product development, mostly AI-based product development, but product development in general.

Josh Resnik: Great, thanks, Can. So, well, you can see why, we're so excited to be working with Laila and Randy as we go to market in this space, and I've spoken a lot in other contexts about what an impact Can has had on fiscal note, and not just the quality of the products, but the speed with which we launch and iterate, which is something that I'm sure he'll speak to today.

Josh Resnik: So before we dive into the conversation, I do just want to add a little context into how this expansion aligns with Fiscal Notes' core strategy, and why we view this market as something that's attractive, for us as an opportunity.

Josh Resnik: What it boils down to is that the way people consume, evaluate, and act on information is changing very rapidly. And we view that shift as an opportunity because it's opening up new markets and use cases for what we do best. Fiscal notes, assets are valuable and differentiating enough.

Josh Resnik: That we have a meaningful role to play in emerging opportunities like this. And we start with a very strong foundation. We already work with thousands of policy professionals.

Josh Resnik: and organizations whose decisions have real-world consequences. Their work relies on our proprietary mix of data and analysis, deep domain expertise, and years of experience in operating in environments where accuracy, credibility, and trust are paramount.

Josh Resnik: And those assets are really difficult to replicate, and they give us confidence as we extend into new markets and new ways of delivering insights.

Josh Resnik: And our expansion into political prediction markets is a natural extension of that foundation. So, in many ways, it's an evolution of what we've been doing for years. We've been identifying key political and policy issues, applying our data and our human expertise to anticipate outcomes.

Josh Resnik: And helping our audience understand what those outcomes mean once events unfold. And prediction markets represent just another endpoint where that same blend of data analysis and expertise can be valuable and engaging.

Josh Resnik: And then, it's important to understand where these markets stand. They're not experimental anymore. There's meaningful capital flowing into them.

Josh Resnik: There's more and more attention around political and policy outcomes, and it's just emerging as an important new category for new insights. And, yet at the same time, the market still is early and underdeveloped, which makes this an attractive time for us to enter.

Josh Resnik: And looking ahead, there's opportunity for these markets to extend from primarily retail use cases that exist today towards broader institutional relevance. We're already seeing integration of prediction market data into professional workflows.

Josh Resnik: Growing interest in using these markets to hedge policy, regulatory, and macro risks, and these are things that traditional markets sometimes struggle to price. So there's opportunity in that as well.

Josh Resnik: And we believe we can add particular value, by applying our domain expertise to market creation, design, and resolution.

Josh Resnik: All of which are essential to expanding participation, reducing friction, and building confidence in market outcomes.

Josh Resnik: And overall, we see this as an entire ecosystem that's cropping up, with opportunities for complementary products, like research and insight tools built around this, that can help users make more informed decisions. And again, this is something we'll speak about more today.

Josh Resnik: And last thing is, that, a natural question is, how do we as FiscalNote get into it, reach a broader audience, etc?

Josh Resnik: Partnerships are a key part of that, so that's why we're so excited to work with Laila and 365 Prediction, where we can leverage existing market infrastructure and complementary capabilities, and benefit from that type of experience.

Josh Resnik: And at the same time, we're not starting from scratch. We already serve thousands of organizations and policy professionals who trust our data and analysis, and we see compelling ways to engage that audience in these new experiences. So, this isn't just about a single product or a short-term headline, it's about how we're taking our proven assets

Josh Resnik: and applying them to build differentiated, durable businesses as the market evolves. And so, with that context, let's go ahead and dive in, because it's most important that you all hear from our panelists today. So, Laila and Randy, let's start with you. When you think about the market, what's driving the acceleration in prediction markets globally?

Josh Resnik: And what's structurally different today versus, you know, 3, 5 years ago?

Josh Resnik: Laila , why don't we start with you?

Dr. Laila Mintas: Thanks, Josh. Yes, so prediction markets have seen an explosive growth over the last years.

Dr. Laila Mintas: With global trading volume surging, and annual volumes in the US hitting over $44 billion in 2025 alone. And if we compare that to a few years ago.

Dr. Laila Mintas: It's just a tremendous growth. In the US, reported numbers, as I said, are around $44 billion in volume.

Dr. Laila Mintas: And that represents, basically, 400% year-over-year growth. Political markets, election and non-election markets account for around $7.2 billion.

Dr. Laila Mintas: In 2025, and we will see that volume grow in this year and the coming years for sure.

Dr. Laila Mintas: And we see, basically, 2.5 times more open interest in the prediction market space than we even see in the sports space, so sports prediction market, on platforms like Kalshi, for example.

Dr. Laila Mintas: And the major catalyst, for this extreme growth includes high-profile events like the 2024 US election. I think we have all seen, like, what tremendous, interest that had in the market for the prediction companies.

Dr. Laila Mintas: And it also confirms the interest in general for people in the outcome of political events. That shows that there's a significant market for those types of contracts. And when we look back and see what has changed over the last couple of years.

Dr. Laila Mintas: Back then, let's say 5 years back. we had, like, very fragmented market, they were very crypto-dominated with low liquidity, and they were very limited in the products that you had seen, like, very basic event contracts, and there was no institutional involvement. So, very importantly, from my perspective as well, are the regulations. When you see, like, the CFTC, withdraw in 2024, the ban on political and sports events, that really enabled the growth that we see today. And especially since this year, the start of the year, we have seen, like, a very positive signal from the CFTC share.

Dr. Laila Mintas: and leadership, and it's a totally different market today in comparison to what we had years ago. So, the signals are basically supportive of, prediction markets, contracts for politics and sports.

Dr. Laila Mintas: And over the last 12 to 24 months, companies like Poli Market and Kalshi have entered the market, and a few more.

Dr. Laila Mintas: And we have even seen sports betting operators like DraftKings and FanDu getting into the prediction market space, returning their licenses, for example, in Nevada. And, so all signets point in the direction that prediction markets are here to stay, and that they present

Dr. Laila Mintas: Enormous growth that we all want to benefit from.

Josh Resnik: Great, thank you, Laila . And, Randy, do you want to add to that?

Randall Boe: Yeah, I, I think it's worth noting that a lot of the current views around prediction markets

Randall Boe: come from the interlap or overlap with sports betting. And I think it's important, while that is the subject of a lot of conversation and a lot of litigation, and it's also a lot of the volume.

Randall Boe: I think it ignores that prediction markets started for a different purpose, and sports betting just happens to be something that was in the way, or along the way.

Randall Boe: you know, the origins of prediction markets were, you know, actually an experiment at the University of Iowa, and it was to answer the question, would buying would establishing a market that allowed people to buy and sell shares of political candidates provide better insight into potential outcomes than opinion polling. That was the original idea. And the CFTC allowed them to kind of do a commercial version

Randall Boe: But was solely to test that proposition. So, when you fast forward, the prediction markets that are here today, I mean, you know, obviously, interest in the 2024 election was gigantic.

Randall Boe: You can see the volumes growing very significantly around sports betting, and Kalschi and poly markets have outperformed all of the legal sports betting operators on events like Super Bowl Sunday.

Randall Boe: Which is also a reflection that sports betting is not legal in all 50 states. And there are some very large states, California and Texas, for example, where there is no legal sports betting. So a product like a prediction market that offers the opportunity to trade contracts around sports is obviously going to fit some market demand.

Randall Boe: So that the background is you know, providing data. That really was the point of prediction markets, was providing superior data so that people could allocate risk around potential outcomes. And we're all familiar with the CFTC and markets around commodities, and at some level, this is intended to be the same.

Josh Resnik: Great, thanks, Randy. And, I want to ask a question, too, about, specifically, our entry into this market, right? So, we understand it's now here, it's now growing, and this actually relates to a question that was submitted by one of our attendees today.

Josh Resnik: But Laila , you have an extensive amount of experience in the space, you have a platform you've been building, you know, a lot of ways that you can think about going to market. So, this is really a two-part question. So, in your mind, what makes FiscalNote uniquely positioned to win here, and how do you see FiscalNote as bringing a defensible edge? And then, on the other side, how do you think about,

Josh Resnik: 365 Prediction, in your entry into this market, and how to differentiate and grow, you know, in this market, and differentiate from others in market today.

Dr. Laila Mintas: Yeah, absolutely. So, political prediction markets are often attracting much higher capital than when than what we see in the sports, event contracts.

Dr. Laila Mintas: So, higher capital means higher liquidity, so it's super interesting why many people say sports is leading.

Dr. Laila Mintas: I think you have to, like, mention that politics and sports are probably the two main drivers in the whole prediction market space.

Dr. Laila Mintas: In comparison to sports, political-focused traders participate

Dr. Laila Mintas: less, because there are generally less, election events that you can place contracts on in comparison to sports events, which are just from an amount higher, but the amounts that are basically placed on those contracts are way higher in the political prediction space, and I think that

Dr. Laila Mintas: positions us in a very interesting space here. So coming back to fiscal note, I think while my team at 365 Prediction has

Dr. Laila Mintas: most of our team members, including myself, have 20-plus years' experience in the AI gaming space. So we know how sports betting works, how you acquire customers in that world.

Dr. Laila Mintas: And, that's why we started basically creating 365 predictions, because sitting back on the sidelines and watching the market was not an option for us. We want to play in this market, we want to

Dr. Laila Mintas: capitalize in this market. What Fiscal Note brings to the table from our perspective is that deep knowledge and unmatched experience on the political,

Dr. Laila Mintas: prediction market space, and I think combined, that really, we can really develop a product that's, one of its kind, that

Dr. Laila Mintas: closes the gaps that we currently see in the market, because the existing players, they were similar to sports betting in 2018, when the market got legalized in some of the states.

Dr. Laila Mintas: We saw, like, this rush to market.

Dr. Laila Mintas: But, the products are far away from being perfect, especially looking at that from a sports betting and iGaming perspective. There's so much things that can get improved over time, and we're here to close that gap. So we bring different capabilities to the market, our technology is very AI-driven, very innovative, so I think there's a lot of alignment with fiscal note.

Dr. Laila Mintas: And, I think together we can, combine your, or fiscal notes, domain expertise, and, with our expertise, it's very complementary, and then really get into the market with a differentiating product that doesn't exist as of today.

Josh Resnik: Great, thank you, Laila . And, Randy, you've seen, you know, you've been in this business in similar fields for a while. You've seen a lot of models apply across the board.

Josh Resnik: So how do you think about, you know, this fitting within the context of the different models and approaches you've seen? And I'll add to that there's the importance of some of the things Laila touched on in terms of credibility, the ability to design the markets well, and things like that.

Randall Boe: Yeah, so, I mean, obviously starting with that part of the criticism of prediction markets, I think, go to market design and allowing things like anonymous trading and, you know, anonymous settlement of trades.

Randall Boe: So that makes enforcement a relatively difficult proposition. I think that successful market-making will involve successful guidelines and successful enforcement activities. And I think, you know, if you look in the world of sports, a couple of leagues have already done deals with prediction market providers.

Randall Boe: primarily so they can have influence over the kinds of contracts that are going to be offered in connection with their games. So they can help design that market, because having a market that has integrity, and that has transparent enforcement is obviously very, very important.

Randall Boe: And I think on the topic of enforcement, the CFTC, as Dr. Mintis touched on a few minutes ago, has made it very clear which direction the train is probably going. They've withdrawn the 2024 rule that would have prohibited contracts on sports events and political events. They withdrew the 2025 staff advisory on sports contracts.

Randall Boe: It looks like they will be initiating a rulemaking soon, specifically on the topic of these sorts of, specifically sports contracts.

Randall Boe: the chairman wrote an editorial in the Wall Street Journal saying that they're going to push forward on this, and then just, I think, yesterday, they filed an amicus brief in the Ninth Circuit in connection with Nevada sports betting.

Randall Boe: litigation. So, I think the CFTC has made it clear that they intend to regulate this, and that they intend to push forward with these kinds of contracts.

Josh Resnik: Great, thanks. And and I do want to give Can a chance to talk a bit about our product vision and where we're going. So, Can, as you think about, the table that's been set here, with the opportunity here in the markets, the opening up of, a potential opening up of the regulatory regime.

Josh Resnik: and the ability to partner with 365 Prediction. How, initially do you think about fiscal notes entry, and the types of experiences that we might be able to create?

Can Babaoglu: Yeah, sure. So, when I think about fiscal notes, essentially, like, the first goal when we're building these products is to address some of the main concerns surrounding prediction markets that people have. We want to address the main concerns of people already participating in these markets, so we can capture markets

Can Babaoglu: existing market share, and we also want to address the concerns of people who will be first-time participants in these markets, so we can grow the town.

Can Babaoglu: For existing participants, Dr. Mintz, Randall, you, you all alluded to credibility and trust, and as everyone has mentioned previously, we are uniquely positioned to provide the credibility and trust in our market creation, as well as market as well as resolving markets.

Can Babaoglu: As an example, there was a big market recently, will Trump invade Venezuela? The outcome is, if you will, ambiguous. The invasion happened, not happened, that's,

Can Babaoglu: It will lead it's ambiguous, and it will lead to delayed payouts, legal uncertainty, it's not good for the participants, not good for the business.

Can Babaoglu: our expertise in human expertise in politics, as well as Dr. Mintz's expertise, Randall's expertise, uniquely positions us to be better at market creation and market resolving than the existing players out there.

Can Babaoglu: For non-participants, the first-time participants, the main barrier is ethical concerns, if you will. A number of policy insiders we talked to, who we're targeting as early adopters, said, yes, I am more likely to predict the correct outcome here.

Can Babaoglu: But it does not feel right to be betting on these things. The operative word here is betting. While this perception is understandable, we believe political prediction markets can be positioned as something more constructive.

Can Babaoglu: Randall alluded to how sports markets first came about, and how it could be a better outcome predictor than the existing approaches.

Can Babaoglu: Here, we believe political prediction markets could be a tool to raise awareness and fundraise for advocacy organizations.

Can Babaoglu: Take an issue like social media controls for minors, advocacy groups on both sides, parents' organizations who want more controls, and online freedom groups are already working to influence the outcome here.

Can Babaoglu: We envision them sponsoring these related markets, presenting their case as to why a particular outcome is more beneficial to support society, and participants being able to not only trade, but also, donate a portion of their trade value or their winnings to an organization that they choose

Can Babaoglu: from these two responses. We believe this approach helps us address these ethical concerns by making it just more than

Can Babaoglu: Making predictions and winning money, but also raising awareness and raising funds for the causes you believe in, and incentivizes advocacy groups to promote the markets they sponsor, creating a new distribution channel for us.

Can Babaoglu: More importantly, not more importantly, but also it's important to note here that we already have a

Can Babaoglu: number of existing relationships with thousands of advocacy organizations through our voter voice policy notes, CQ, and other products. So we already have the relationships here, and I think we can create a differentiated experience for the participants.

Can Babaoglu: Addressing both concerns of existing participants and first-time participants, capturing market share, and also growing the total available market of political prediction markets.

Josh Resnik: Great picture.

Can Babaoglu: Yeah, sorry.

Josh Resnik: Yeah, go ahead.

Can Babaoglu: Yeah, no, that's it.

Josh Resnik: Okay, that's good. And we only have a couple minutes remaining. I know it's a relatively short session, but how one other question is, you know, how do you think about the innovation and experimentation here, especially as you speak to being able to launch multiple products into this ecosystem? So what are some of the things

Josh Resnik: That, people should expect to see, in regards to some of the innovation and launch in the coming months.

Can Babaoglu: Yeah, sure. So the first thing that we are planning to launch is the equivalent of tip sheets, if you will. We don't need to have our own platform to be a tip sheet tip sheet provider, if you will.

Can Babaoglu: But we have all the necessary things to be necessary components to be able to provide the correct tips. We through our policy node service, we already have our AI assistant, which provides you the likelihood of certain bills to pass and other events to happen.

Can Babaoglu: And we have the human expertise to provide their opinion on whether certain things are likely or unlikely to happen.

Can Babaoglu: So we'd like to turn that into a subscription service that both retail investors and institutional investors can subscribe to to improve their likelihood of making the correct trades. Second, people alluded to the regulatory environment relaxing around prediction markets.

Can Babaoglu: But we'd like to start learning faster, and the regulatory environment around quote-unquote fantasy leagues is even more relaxed than prediction markets, so we'd like to

Can Babaoglu: create fantasy leagues around these political outcomes, not just prediction markets. That's going to be the second experiment we're going to be running. And that's going to allow us to launch faster, without any regulatory without waiting for the regulatory environment to catch up.

Can Babaoglu: And earnings we want around, involving advocacy organizations and, see

Can Babaoglu: Seeing how people react to that approach.

Can Babaoglu: And finally, prediction markets will follow based on,

Can Babaoglu: Our learnings, and as well as the regulatory process.

Josh Resnik: So, thanks, Can. And, I do we only have a minute remaining, so I and we do have a number of questions we got in through Q&A, so I'll say this with we did get a number of questions related to some of the details behind the partnership here, and

Josh Resnik: path to market, and we'll provide answers around that in the coming weeks around some of the specifics there as we think about the go-to-market. We also did get a question about, is this a for a fiscal note, is this a pivot away from the rest of our business, from our core business?

Josh Resnik: So I do just want to address that briefly, which is

Josh Resnik: It's not, you know, as I mentioned at the start, this is about an extension, where we have the opportunity to leverage the strengths and the assets that we have, the data, the insights, the customer base, the domain expertise.

Josh Resnik: and really leverage those assets, in as many markets and areas and endpoints as make sense. So just like.

Josh Resnik: We're very focused on the progress that we've made with Policy Note and creating a very strong experience, an engaging experience for our customers there. We also provide our data to customers through APIs, where they want to consume, in their own platforms and custom experiences, and

Josh Resnik: We have more to come on how we're expanding that piece of business as well. And then prediction markets and the like is another further extension of that. So, it's not a pivot away from the core, but it's just new opportunities for us as we see those opportunities develop in the market. So, thanks everyone for joining today. Thanks for your engagement. Thank you, Laila , Randy, and Can. This was really great, and as I said before, I know this was a short session.

Josh Resnik: There's a lot of information, and more to come, and we look forward to continuing to engage with everyone on this in the coming weeks and months. So, thank you very much.